As filed with the Securities and Exchange Commission on March 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

e.l.f. Beauty, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2844	46-4464131
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

570 10th Street

Oakland, CA 94607

(510) 778-7787

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2016 Equity Incentive Award Plan

2016 Employee Stock Purchase Plan

(Full Title of the Plan)

Tarang P. Amin

Chairman and Chief Executive Officer

e.l.f. Beauty, Inc.

570 10th Street

Oakland, CA 94607

(510) 778-7787

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tad J. Freese, Esq.

Kathleen M. Wells, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,811,045 (2)	$27.50 (3)	$49,803,737.50	$5,772.25
Common Stock, $0.01 par value	452,761 (4)	$27.50 (3)	$12,450,927.50	$1,443.06
Total:	2,263,806		$62,254,665.00	$7,215.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of e.l.f. Beauty, Inc. (the “Registrant”) that become issuable under the 2016 Equity Incentive Award Plan (the “2016 Plan”) and the 2016 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents the additional shares of common stock available for future issuance under the 2016 Plan resulting from an annual increase as of January 1, 2017.
(3)	This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the Registrant’s common stock as reported on The New York Stock Exchange on March 13, 2017, which is $27.50.
(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2017.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are granted, exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,263,806 shares of the Registrant’s common stock issuable under the following employee benefit plans for which a Registration Statement on Form S-8 (File No. 333-213818) is effective: (i) the 2016 Equity Incentive Award Plan, pursuant to the automatic annual increase provision therein, which added 1,811,045 shares of common stock, and (ii) the 2016 Employee Stock Purchase Plan, pursuant to the automatic annual increase provision therein, which added 452,761 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 27, 2016 (File No. 333-213818) are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 15th day of March, 2017.

e.l.f. Beauty, Inc.

By:	/s/ Tarang P. Amin
Name:	Tarang P. Amin
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tarang P. Amin, John P. Bailey and Scott K. Milsten, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on the 15th day of March, 2017.

Signature	Title

/s/ Tarang P. Amin Tarang P. Amin	Chief Executive Officer, Chairman and Director (Principal Executive Officer)

/s/ John P. Bailey John P. Bailey	President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lauren Cooks Levitan Lauren Cooks Levitan	Director

/s/ William E. McGlashan, Jr. William E. McGlashan, Jr.	Director

/s/ Kirk L. Perry Kirk L. Perry	Director

/s/ Sabrina L. Simmons Sabrina L. Simmons	Director

/s/ Maureen C. Watson Maureen C. Watson	Director

/s/ Richard G. Wolford Richard G. Wolford	Director

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Exhibit Number	File Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	9/27/2016	3.1	001-37873

4.2	Amended and Restated Bylaws.	8-K	9/27/2016	3.2	001-37873

4.3	Registration Rights Agreement, dated as of January 31, 2014, by and among the Registrant and certain stockholders party thereto.	S-1	8/26/2016	4.2	333-213333

4.4	Second Amended and Restated Stockholders Agreement, dated as of March 3, by and among the Registrant and certain equityholders party thereto.	8-K	3/3/2017	10.1	001-37873

4.5	Form of Common Stock Certificate.	S-1/A	9/12/2016	4.4	333-213333

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.					X

99.1(a)#	2016 Equity Incentive Plan of the Registrant.	S-1/A	9/12/2016	10.16	333-213333

99.1(b)#	Form of Stock Option Grant under the 2016 Equity Incentive Plan of the Registrant.	S-1/A	9/12/2016	10.17	333-213333

99.1(c)#	Form of Restricted Stock Unit under the 2016 Equity Incentive Plan of the Registrant.	S-1/A	9/12/2016	10.27	333-213333

99.1(d)#	Form of Restricted Stock Award Grant Notice under the 2016 Equity Incentive Plan of the Registrant (Executives).	10-K	3/15/2017	10.12(d)	001-37873

99.1(e)#	Form of Restricted Stock Award Grant Notice under the 2016 Equity Incentive Plan of the Registrant (Chief Executive Officer).	10-K	3/15/2017	10.12(e)	001-37873

99.2#	2016 Employee Stock Purchase Plan of the Registrant.	S-1/A	9/12/2016	10.18	333-213333

#	Indicates management contract or compensatory plan.